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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 1998



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Colorado                     0-21821               93-0962072
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   State or Other Jurisdiction          Commission            IRS Employer
Of Incorporation or Organization        File Number         Identification No.



               410 17th Street, Suite 400, Denver, Colorado 80202
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               Address of Principal Executive Offices and Zip Code



        Registrant's telephone number, including area code (888) 313-8051




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Item 5.           OTHER EVENTS

                           Consolidated Capital of North America, Inc. (the
                  "Company") has entered into a letter of intent to acquire privately held Form Tech Steel, Inc. ("Form Tech"), a Midwest-based steel service center, for a purchase price of $22.5 million. The purchase will be financed through a combination of senior notes, the assumption of existing indebtedness, cash and the issuance of a convertible note to the sellers. Form Tech processes and sells slit coil steel, including hot rolled, cold rolled, hot-dipped galvanized and galvanneal, electrolytic galvanized, and aluminized steel coils. The Company expects to utilize Form Tech as the core of an aggressive acquisition effort in the Midwest, and also expects to grow the business through expansion of Form Tech's existing facilities, currently consisting of a 55,000 square foot facility on 10 acres of land in Temperance, Michigan which is 2 miles north of Toledo, Ohio, and 45 miles south of Detroit.

                           The consummation of the transaction is contingent
                  upon certain closing conditions being met by the parties including the execution of definitive agreements, completion of a review of the business of Form Tech and attainment of adequate financing to consummate the transaction.

                  Safe Harbor Statement: The statements contained in this report that are not historical facts may contain forward looking statements that involve a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, general business conditions, competitive market conditions, success of the Company's growth and sales strategy, whether the Company will suffer customer attrition, whether the transaction between the Company and Form Tech will be successfully completed and integrated, whether the Company will have sufficient resources to realize its growth plans, fluctuations in margins, and other risks and uncertainties currently unknown to management.










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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.



                           By:   /s/ Donald R. Jackson
                                 -----------------------
                                 Donald R. Jackson
                                 Treasurer and Secretary



Date:  May 1, 1998